As filed with the Securities and Exchange Commission on October 28, 1999
                                                     Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
              Georgia                                     58-0285030

        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)

                                                            Copy to:

 4370 Peachtree Road, NE      James C. Ryan            Henry O. Smith III, Esq.
 Atlanta, Georgia 30319    4370 Peachtree Road, NE       Proskauer Rose, LLP
 (404) 504-9828            Atlanta, Georgia  30319         1585 Broadway
                           (404) 504-9828              New York, New York 10036
                                                           (212) 969-3000

(Address, including zip     (Name, adress, including
code, and telephone          zip code, and telephone
number, including area       number, including area
code, of registrant's        code, of agent for service)
principal executive
offices)

                      ___________________________________

        Approximate sale of commencement of proposed sale to the public: from time to time after this registratiion statement becomes effective,

                      ___________________________________

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                      ___________________________________

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each class   Amount to be  Proposed    Proposed maximum   Amount of
of securities to be    registered   maximum     aggregateoffering registration
registered                          offering    price(1)            fee(2)
                                    price
                                    per unit(1)
--------------------------------------------------------------------------------
Class B Common Stock, 2,262,608    $14.375      $32,524,990       $9,041.94
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculation of the registration fee.
(2) Calculated pursuant to Rule 457(c).

                                  -----------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

PROSPECTUS

                       GRAY COMMUNICATIONS SYSTEMS, INC.

                    2,262,608 SHARES OF CLASS B COMMON STOCK

         The selling shareholders described in this prospectus may offer and sell from time to time up to 2,262,608 shares of class B common stock of Gray Communications Systems, Inc. Gray will not receive any proceeds from the sale of these shares of common stock.

         The selling shareholders may offer and sell the common stock pursuant to this prospectus from time to time on The New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of class B common stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.

         Gray will pay the expenses of registering the shares of class B common stock offered by this prospectus, and the selling shareholders will bear the expenses of selling the shares, including commissions, concessions, or discounts to broker dealers, and fees and expenses of counsel or other advisors to the selling shareholders.

         The class B common stock is listed and traded on The New York Stock Exchange under the symbol "GCS.B." On October 25, 1999, the closing price of the class B common stock on the NYSE was $14.50 per share.

         --------------------------------------------------------
         Investing in the class B common stock involves certain
         risks. See "Risk Factors" beginning on page 2.
         --------------------------------------------------------


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                October 27, 1999

                                  THE COMPANY

         Gray  operates  13   network-affiliated   television   stations  in  11
medium-size markets in the South and Midwest. Ten of Gray's stations are affiliated with the CBS Television Network and three are affiliated with the NBC Television Network. Gray also owns and operates four daily newspapers (one in Albany, Georgia, two in suburban Atlanta, Georgia and one in Goshen, Indiana); a weekly advising shopper in southwest Georgia; a communications and paging business in the Southeast and one of the largest fleets of satellite uplink trucks in the Southeast.

         On October 1, 1999, Gray acquired KWTX, a CBS affiliate located in Waco, Texas; KBTX, a CBS affiliated satellite station of KWTX located in Bryan, Texas; and KXII, a CBS affiliate located in Sherman, Texas.


                                  RISK FACTORS

         In addition to the other information contained or incorporated by reference in this prospectus, potential purchasers of the class B common stock should consider the following risk factors.

         Gray's Leverage May Adversely Affect its Cash Flow and its Ability to Obtain Financing and React to Changes in its Industries. Gray has substantial indebtedness and Gray may incur substantial indebtedness in the future, including acquisition-related indebtedness. The degree to which Gray will be leveraged may have important consequences to holders of Gray stock, including the following:

         o Gray's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired;

         o a substantial portion of Gray's cash flow must be dedicated to the payment of principal and interest on its indebtedness and to the payment of dividends on its preferred stock; and

         o high degree of leverage may limit Gray's ability to react to changes in the broadcast television, publishing and paging industries, making it more vulnerable to economic downturns and limiting its ability to withstand competitive pressures.

         Implementation of Digital Television Service May Adversely Affect Gray's Television Operations. The Federal Communications Commission has adopted rules and regulations, which require television stations to implement digital television service (including high definition) in the United States. Conversion to digital television service may reduce the geographic reach of Gray's television stations or result in increased interference with, in either case, a corresponding loss of population coverage. In addition, implementation of digital television service will impose significant additional costs on Gray's television stations, primarily due to the capital costs associated with the construction of digital television facilities and increased operating costs both during and after the transition period. Gray's television stations are required to begin broadcasting on their digital channels in addition to their analog broadcasts in 2002.

         Gray's Business May Be Affected by Adverse Regional and Local Business Conditions and Cyclical and Seasonal Fluctuations. Gray's television and newspaper businesses are affected by prevailing economic conditions. Since Gray relies on sales of advertising at its television stations and in its publications for substantially all of its revenues, Gray's operating results are sensitive to general economic conditions and regional conditions in each of the local markets served by its television stations and publications.

         Gray's results usually are subject to seasonal fluctuations, which result in fourth quarter broadcast operating income being greater usually than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. In addition, revenues from political advertising tend to be higher in even numbered years.

         Gray's Business Depends in Large Part on the Success of Its Network Affiliations. All of Gray's television stations are affiliated with national networks. The television viewership levels for each of Gray's stations are dependent upon programming provided by the network with which each station is affiliated. Gray currently operates 10 CBS affiliated stations and three NBC affiliated stations. The concentration of CBS affiliates makes Gray sensitive to adverse changes in its business relationship with, and the general success of, CBS.

         Expiration of Network Affiliation Agreements. The network affiliation agreements for all of Gray's stations expire over the next several years. Gray may not be able to enter into new affiliation agreements that provide Gray with as much compensation from the networks as the present agreements.

         Governmental Regulation Could Restrict, Suspend or Terminate Gray's Ability to Operate a Television Station. The operation of television stations is subject to regulation by the FCC, which has the power to suspend, or refuse to renew, television stations' licenses. The failure of the FCC to renew Gray's licenses would have a material adverse effect upon Gray and therefore would materially adversely affect an investment in Gray.

         Gray's Businesses Are Very Competitive. The businesses engaged in by Gray are highly competitive. Competitors include companies with considerably greater financial, technical and marketing resources.

         Technological innovation and the resulting proliferation of programming alternatives, such as the Internet, cable television, wireless cable, in home satellite-to-home distribution services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

         Gray's Inability to Integrate Successfully Acquisitions Would Adversely Affect Gray. Gray has made a number of recent acquisitions and in the future may make additional acquisitions. In order to integrate successfully these acquisitions into its business, Gray will need to coordinate the management and administrative functions, and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies who may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions requires substantial management time and attention and may distract management from Gray's day-to-day business. If Gray cannot successfully integrate its acquisitions, Gray's business and the results of operations of the combined businesses could be adversely affected.

         Gray's Success will Depend on Senior Management. The success of Gray depends to a significant extent on the efforts of Gray's senior management. As a result, if any of these individuals were to leave Gray, Gray could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successors gain the necessary experience.

                                 USE OF PROCEEDS

         The selling shareholders will receive all of the net proceeds from any sale of shares of class B common stock offered by this prospectus. Gray will not receive any proceeds from any sale of such shares.

                              SELLING SHAREHOLDERS

         This prospectus relates to periodic offers and sales of up to 2,262,608 shares of class B common stock by the selling shareholders described below and their respective pledgees, donees and other successors in interest (collectively, the "selling shareholders"). All of the selling shareholders were affiliates of the entities owning television stations KWTX, KBTX and KXII, which were acquired by Gray on October 1, 1999. None of the selling shareholders is an affiliate of Gray, except that Ray M. Deaver is Gray's Regional Vice President - Texas and Ellen B. Deaver is Mr. Deaver's wife. The following table sets forth certain information with respect to the selling shareholders and their beneficial ownership of shares of class B common stock as of the date of this prospectus. Gray has obtained this information from the selling shareholders. Except for Ray M. Deaver and Ellen B. Deaver, as described above, none of the selling shareholders holds any position, office or has had any other material relationship with Gray, or any of its predecessors or affiliates, during the past three years.

                                            Percentage of
                                              Outstanding
                           Shares                Class B
                           Beneficially          Common        Shares
                             Owned           Stock Owned       Offered by
                           Prior to the      Prior to the       this
Selling Shreholder        Offering            Offering         Prospectus
------------------        -------------      -----------       ------------

Diana C. Braswell            90,378             1.1               90,378
W. W. Callan, Jr.            90,378             1.1               90,378
Callan/Braswell 1992
Family Limited
Partnership                 116,199             1.4               116,199
Ray M. Deaver               220,853             2.6               220,853
Ellen B. Deaver             220,853             2.6               220,853
Donald L. Howell            306,993             3.6               306,993
Ross Sams, Jr.               42,430              *                 42,430
First Stock Company,
Norwest Trust
Texas N.A. Waco             205,908             2.4                205,908
Thomas Stribling            189,913             2.2                189,913
The LBJ Holding Company     645,531             7.5                645,531
Margaret V. Gillam           60,796              *                  60,796
Norwest Bank Texas,
 South Central,
Executor and Trustee,        36,188              *                  36,188
Estate of
 Peggy L. Lawrence
Norwest Bank Texas,
South Central, Trustee,      36,188             *                  36,188
John M. Lawrence III
 Revocable Trust

------------------
(*) Less than 1%

         If all of the shares of class B common stock offered by this prospectus are sold, the selling shareholders will thereafter own no shares of class B common stock.


                              PLAN OF DISTRIBUTION

         The selling shareholders may offer and sell the shares included in this prospectus from time to time in one or more transactions, at prices related to prevailing market prices at the time of the sale or at negotiated prices. The methods by which these shares may be sold include: (a) sales in open market or block transactions on The New York Stock Exchange, or such other national securities exchange or automated interdealer quotation system on which shares of class B common stock are then listed or quoted; (b) sales in the over-the-counter market; (c) privately negotiated transactions; (d) put or call options transactions relating to the shares, (e) short sales of shares, (f) hedging transactions, (g) distributions to beneficiaries, partners, members or shareholders of the selling shareholders; or (h) a combination of such methods of sale. These transactions may or may not involve brokers or dealers. The selling shareholders have advised Gray that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of their securities, nor is there a coordinating broker acting in connection with the proposed sale of shares by the selling shareholders. In addition, any of the shares covered by this prospectus which qualify for sale under Rule 145 under the Securities Act of 1933 may be sold under Rule 145 rather than pursuant to this prospectus.

         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, such broker-dealers may arrange for other broker-dealers to participate.

         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of securities of Gray in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions with respect to the class B common stock offered by this prospectus, which securities the broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction.)

         The selling shareholders and any broker-dealer who acts in connection with the sale of shares hereunder may be deemed to be "underwriters," within the meaning of Section 2(11) of the Securities Act of 1933, and any compensation received by them and any profit on any resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of The New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

         In certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

         Gray has agreed to pay all expenses in connection with the registration of the shares being offered hereby. The selling shareholders are responsible for paying broker's commissions, discounts and commissions and any other selling expenses, as well as fees and expenses of selling shareholders' counsel.

         The selling shareholders have severally agreed to indemnify Gray, its directors and officers and any person who controls Gray against certain liabilities and expenses arising out of or based upon the information set forth in this prospectus and the registration statement of which this prospectus is a part, if such liability arises out of information furnished in writing to Gray specifically for use in connection with the preparation of this registration statement, prospectus, amendment or supplement.

         Upon Gray's notification by a selling shareholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares through a special offering, block trade, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (a) the name of each such selling shareholder and of the participating broker-dealer(s), (b) the number of shares involved,
(c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (f) other facts material to the transaction.

                                    EXPERTS

         The consolidated financial statements of Gray appearing in Gray's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of each of KWTX and Brazos (from which Gray purchased two television stations on October 1, 1999) at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Pattillo, Brown & Hill LLP, independent auditors, as set forth in their reports incorporated by reference, and are so incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

         The financial statements of KXII (from which Gray purchased a television station on October 1, 1999) at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Jaynes, Reitmeier, Boyd & Therrell PC, independent auditors, as set forth in their reports incorporated by reference in this prospectus, and are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         The legality of the shares of class B common stock offered pursuant to this prospectus has been passed upon for Gray by Heyman & Sizemore, Atlanta, Georgia.

                      WHERE TO FIND ADDITIONAL INFORMATION

         Gray files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Shareholders may read and copy this information at the following locations of the Securities and Exchange Commission:

Securities and Exchange    Securities and Exchange    Securities and Exchange
Commission                 Commission                 Commission
Judiciary Plaza, Room 1024 Seven World Trade Center,  Citicorp Center
450 Fifth Street, N.W.     Suite 1300                 500 West Madison Street,
Washington, D.C. 20549     New York, New York 10048   Suite 1400
                                                      Chicago, Illinois 60661

         Shareholders can also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates.

         The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Gray, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         Gray has filed with the Securities and Exchange Commission a registration statement on Form S-3 of which this prospectus is a part. That registration statement, including the attached exhibits and schedules, contains additional relevant information about Gray, and the Gray common stock. The rules and regulations of the Securities and Exchange Commission allow Gray to omit certain information included in the registration statement from this prospectus.

         Shareholders can obtain any of the documents incorporated by reference in this document from Gray without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. Documents incorporated by reference in this prospectus can be obtained by requesting them in writing or by telephone from Gray at the following address:

                          Gray Communications Systems, Inc.
                          126 North Washington St.
                          P.O. Box 48
                          Albany, Georgia  31702-0048
                          (912) 888-9378
                          Attention:  Investor Relations

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows Gray to "incorporate by reference" information into this prospectus. This means that Gray can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

         This prospectus incorporates by reference the documents listed below that Gray has previously filed with the Securities and Exchange Commission and that are not included in or delivered with this document. They contain important information about Gray and its financial condition.

         Filings

         Annual Report on Form 10-K for the year ended December 31, 1998 Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 Quarterly Report on Form 10-Q for the quarter Ended June 30, 1999 Current report on Form 8-K dated October 15, 1999
         The description of Gray's class A common stock and class B common stock set forth in Gray's Form 8-A filed with the Securities and Exchange Commission

         Gray incorporates by reference additional documents that it may file with the Securities and Exchange Commission between the date of this prospectus and the date of the Gray shareholders meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Gray has not authorized anyone to give any information or make any representation about Gray that is different from, or in addition to, that contained in this prospectus or in any of the materials that Gray has incorporated by reference into this document. Therefore, if anyone does provide information of this sort, it should not relied on. If a person is in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if it is unlawful to direct these types of activities, then the offer presented in this document does not extend to that person. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Gray. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating these statements, prospective purchasers in this offering should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause Gray's actual results to differ materially from any forward-looking statements. Gray is not undertaking any obligations to update any forward-looking statements contained in this prospectus to reflect any future events or developments.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The  estimated   expenses,   other  than  underwriting   discounts  and
commissions, in connection with the offering of the common stock, are as follows:

Registration Fee-- Securities and Exchange Commission        $       9,041
Printing and Engraving Expenses                                     10,000
Legal Fees and Expenses                                             15,000
Accounting Fees and Expenses                                         5,000
Miscellaneous                                                        5,000
                                                              ------------
         Total                                                      44,041
                                                              ------------
                                                              ------------

Item 20.  Indemnification of Directors and Officers .

         Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code (the "GBCC") permit, in general, a Georgia corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney's fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or, not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful, provided a corporation may not indemnify a person in any action brought by or in the right of the corporation. Sections 14-2-853 and 14-2-857 of the GBCC permit the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt, in the case of a director or officer, of a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by section 14-2-851 and of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

         The certificate of incorporation of Gray Communications Systems, Inc. provides that Gray shall indemnify, to the fullest extent permitted by the GBCC, all directors from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, the GBCC; provided, however, that to the extent required by the GBCC, Gray shall not eliminate or limit the liability of a director (1) for any appropriation, in violation of his duties, of any business opportunity of Gray; (2) for acts of omissions which involve intentional misconduct or a knowing violation of law; (3) for types of liability set forth in Section 14-2-832 of the GBCC; or (4) for any transaction from which the director derived an improper personal benefit.

Item 21.  Exhibits and Financial Statement Schedules

(a)      Exhibits

         The following exhibits are filed herewith or incorporated herein by reference.

   Exhibit
   Number                                     Description
   ------                                     -----------
     5.1 Opinion of Heyman & Sizemore as to the Gray class B common stock being registered hereby.
    23.1  Consent of Heyman & Sizemore (contained in Exhibit 5.1).
    23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the financial statements and schedule of Gray Communications Systems, Inc.
    23.3 Consent of Pattillo, Brown & Hill LLP, independent auditors, with respect to certain financial statements of KWTX Broadcasting
          Company.
    23.4 Consent of Pattillo, Brown & Hill LLP, independent auditors, with respect to certain financial statements of Brazos Broadcasting Company.
    23.5 Consent of Jaynes, Reitmeier, Boyd & Therrell PC, independent auditors, with respect to certain financial statements of KXII Broadcasting Company.
    24.1  Power of Attorney (included in signature page of Registration
          Statement).

(b)      Financial Statement Schedules

         Schedule II - "Valuation and Qualifying Accounts," is included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefor have been omitted.

(c)      Reports, Opinions and Appraisals

         None.

Item 22.  Undertakings

          (a)  The undersigned Registrant hereby undertake:

               (1) ______ To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) ______ That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)   ______  To  remove   from   registration   by  means  of  a
          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) ______ The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) ______ Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of October, 1999.

                                      GRAY COMMUNICATIONS SYSTEMS, INC


                                       By: /s/ J. Mack Robinson
                                           ------------------------------
                                           J. Mack Robinson
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Prather, Jr. and James C. Ryan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ J. Mack Robinson          President and Chief Executive     October 25, 1999
---------------------------    Officer; Director (principal
    J. Mack Robinson            executive officer)

/s/ James C. Ryan             Vice President - Chief Financial  October 25, 1999
---------------------------   Officer (principal financial and
    James C. Ryan             accounting officer)

/s/ Robert S. Prather, Jr.     Director and Executive           October 25, 1999
---------------------------    Vice President
    Robert S. Prather, Jr.     - Acquisitions

/s/ William E. Mayher, III     Chairman of the                  October 20, 1999
---------------------------    Board of Directors
   William E. Mayher, III

/s/ Richard L. Bogner          Director                         October 21, 1999
---------------------------
    Richard L. Boger

/s/ Hilton M. Howell, Jr.      Director                         October 25, 1999
---------------------------
    Hilton M. Howell, Jr.

/s/ Zell Miller                Director                         October 25, 1999
---------------------------
    Zell Miller

/s/ Howell W. Newton           Director                         October 25, 1999
---------------------------
    Howell W. Newton

/s/ Hugh Norton                Director                         October 20, 1999
---------------------------
    Hugh Norton

/s/ Harriett J. Robinson       Director                         October 25, 1999
---------------------------
    Harriett J. Robinson

         EXHIBIT INDEX


   Exhibit
   Number                         Description
   ------                         -----------

    5.1 Opinion of Heyman & Sizemore as to the Gray class B common stock being registered hereby.

    23.1      Consent of Heyman & Sizemore  (contained  in  Exhibit  5.1).

    23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the financial statements and schedule of Gray Communications Systems, Inc.

    23.3 Consent of Pattillo, Brown & Hill LLP, independent auditors, with respect to certain financial statements of KWTX Broadcasting Company.

    23.4 Consent of Pattillo, Brown & Hill LLP, independent auditors, with respect to certain financial statements of Brazos Broadcasting Company.

    23.5 Consent of Jaynes, Reitmeier, Boyd & Therrell PC, independent auditors, with respect to certain financial statements of KXII Broadcasting Company.

    24.1      Power of Attorney  (included  in  signature  page of  Registration
              Statement).